Exhibit (17)(c)


                             REIMBURSEMENT AGREEMENT


         REIMBURSEMENT AGREEMENT (the "Agreement") made by and between SCUDDER, STEVENS & CLARK, INC., a Delaware corporation ("SS&C"), with a principal place of business in Boston, Massachusetts and WASHINGTON NATIONAL INSURANCE COMPANY, an Illinois corporation (the "Company"), with a principal place of business in Lincolnshire, Illinois on behalf of the Separate Account I, a separate account of the Company, and any other separate account of the Company as designated by the Company from time to time, upon written notice to the Fund in accordance with Section 8 herein (the "Account").

         WHEREAS, SS&C has caused to be organized Scudder Variable Life Investment Fund (the "Fund"), a Massachusetts business trust created under a Declaration of Trust dated March 15, 1985, as amended, the beneficial interest in which is divided into several series, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities; and

         WHEREAS, the purpose of the Fund is to act as the investment vehicle for the separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies which have entered into reimbursement agreements substantially identical to this Agreement; and

         WHEREAS, the parties desire to express their agreement as to certain other matters;

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

         1.       Additional Definitions.

         For purposes of this Agreement, the following definitions shall apply:

                  (a) "Shares" means shares of beneficial interest, without par value, of any Portfolio, now or hereafter created, of the Fund.

         2.       Access to Other Products.

         SS&C shall permit a Participating Shareholder to participate in any registered investment company other than the Fund which is intended as the funding vehicle for insurance products and for which SS&C or an affiliate of SS&C acts as investment adviser, on the same basis as other insurance companies are permitted to participate in such a registered investment company. This provision shall not require SS&C to make available to the Company shares of any investment company which is organized solely as the funding vehicle for insurance products offered by a single insurance company or a group of affiliated insurance companies.

         3.       Right to Review and Approve Sales Materials.

         The Company shall furnish, or shall cause to be furnished, to SS&C or its designee, at least twenty days prior to its intended use, each piece of promotional material in which SS&C or the Fund is named. No such material shall be used unless SS&C or its designee shall have approved such use in writing, or twenty days shall have elapsed without approval, rejection or objection since receipt by SS&C or its designee of such material.

         SS&C shall furnish, or shall cause to be furnished, to the Company or its designee, at least twenty days prior to its intended use, each piece of promotional material in which the Company or its separate account(s) is named. No such material shall be used unless the Company or its designee shall have approved such use in writing, or twenty days shall have elapsed without approval, rejection or objection since receipt by the Company or its designee of such material.

         4.       Sales Organization Meetings.

         Representatives of SS&C or its designee shall meet with the sales organizations of the Company at such reasonable times and places as may be agreed upon by the Company and SS&C or its designee for the purpose of educating sales personnel about the Fund.

         5.       Duration.

         This Agreement shall continue in effect for five (5) years from the date of its execution, except that the obligation of each party hereto to indemnify the other party hereto shall continue with respect to all losses, claims, damages, liabilities or litigation based upon the acquisition of Shares purchased as the funding vehicle for any variable life insurance policy or variable annuity contract issued by the Company or any affiliated insurance company.

         6.       Indemnification.

         (a) The Company agrees to indemnify and hold harmless SS&C and each of its directors and officers and each person, if any, who controls SS&C within the meaning of Section 15 of the Securities Act of 1933 (the "Act") or any person, controlled by or under common control with SS&C ("affiliate") against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which SS&C or such directors, officers or controlling person may become subject under the Act, under any other statute, at common law or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by the Company, any of its employees or representatives, any affiliate of or any person acting on behalf of the Company or a principal underwriter of its insurance products, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering Shares or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to SS&C or the Fund by the Company, provided, however, that in no case (i) is the Company's indemnity in favor of a director or officer or any other person deemed to protect such director or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement or (ii) is the Company to be liable under its indemnity agreement contained in this Paragraph 6 with respect to any claim made against SS&C or any person indemnified unless SS&C or such person, as the case may be, shall have notified the Company in writing pursuant to Paragraph 8 within a reasonable time after the summons or other first legal process giving information of the nature of the claims shall have been served upon SS&C or upon such person (or after SS&C or such person shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it has to SS&C or any person against whom such action is brought otherwise than on account of the indemnity agreement contained in this Paragraph 6. The Company shall be entitled to participate, at its own expense, in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if it elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to SS&C, to its officers and directors, or to any controlling person or persons, defendant or defendants in the suit. In the event that the Company elects to assume the defense of any such suit and retain such counsel, SS&C, such officers and directors or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Company does not elect to assume the defense of any such suit, the Company will reimburse SS&C, such officers and directors or controlling person or persons, defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by them. The Company agrees promptly to notify SS&C pursuant to Paragraph 8 of the commencement of any litigation or proceedings against it in connection with the issue and sale of any Shares.

         (b) SS&C agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which it or such directors, officers or controlling persons may become subject under the Act, under any other statute, at common law or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by SS&C, any of its employees or representatives or a principal underwriter of the Fund, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering Shares or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished to the Company by SS&C; provided, however, that in no case (i) is SS&C's indemnity in favor of a director or officer or any other person deemed to protect such director or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement or (ii) is SS&C to be liable under its indemnity agreement contained in this Paragraph 6 with respect to any claims made against the Company or any such director, officer or controlling person unless it or such director, officer or controlling person, as the case may be, shall have notified SS&C in writing pursuant to Paragraph 8 within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon it or upon such director, officer or controlling person (or after the Company or such director, officer or controlling person shall have received notice of such service on any designated agent), but failure to notify SS&C of any claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this Paragraph 6. SS&C will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if SS&C elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Company, its directors, officers or controlling person or persons, defendant or defendants, in the suit. In the event SS&C elects to assume the defense of any such suit and retain such counsel, the Company, its directors, officers or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case SS&C does not elect to assume the defense of any such suit, it will reimburse the Company or such directors, officers or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. SS&C agrees promptly to notify the Company pursuant to Paragraph 8 of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of any Shares.

         (c) SS&C agrees to indemnify and hold harmless the Company and each of its directors and officers against any and all losses, claims, damages, liabilities or litigation arising from the imposition of additional federal income taxes on the Company or any policyholder solely as a result of a Final Determination that any Portfolio has failed (x) to comply with the diversification requirements of section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code"), relating to the diversification requirements for variable annuity, endowment and life insurance contracts, or (y) to qualify as a regulated investment company within the meaning of section 851 of the Code; provided, however, that (i) SS&C shall have no liability under this Paragraph 6(c) if such failure is caused by a third party who is not an employee or agent of SS&C (e.g., the Fund's custodian or another service provider), and (ii) in no case is SS&C's indemnity under this Paragraph 6(c) deemed to protect any person against any liability to which that person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of that person's duties or by reason of reckless disregard by that person of obligations under this Agreement.

                  The Company agrees that if the Internal Revenue Service asserts in writing in connection with any governmental audit or review of the Company or, to the Company's knowledge, of any policyholder, that any Portfolio has failed to comply with the diversification requirements of section 817(h) of the Code or the Company otherwise becomes aware of any facts that could give rise to any claim against SS&C as a result of such a failure or alleged failure,
(i) the Company shall promptly notify SS&C of such assertion or potential claim;
(ii) the Company shall consult with SS&C as to how to minimize any liability that may arise as a result of such failure or alleged failure; (iii) the Company shall use its best efforts to minimize any liability of SS&C for indemnification resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations Section 1.817-5(a) (2), to the Commissioner of the Internal Revenue Service that such failure was inadvertent; (iv) the Company shall permit SS&C and its legal and accounting advisors to participate in any conferences, settlement discussions or other administrative or judicial proceedings or contests (including judicial appeals thereof) with the Internal Revenue Service, any policyholder or any other claimant regarding any claims that could give rise to indemnification by SS&C as a result of such a failure or alleged failure; (v) any written materials to be submitted by the Company to the Internal Revenue Service, any policyholder or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the Internal Revenue Service pursuant to Treasury Regulations Section 1.817-5(a) (2)), (a) shall be provided by the Company to SS&C (together with any supporting information or analysis) at least 10 business days prior to the day on which such proposed materials are to be submitted and (b) shall not be submitted by the Company to any such person without the express written consent of SS&C, which shall not be unreasonably withheld; (vi) the Company shall provide SS&C and its advisors with such cooperation as SS&C shall reasonably request (including, without limitation, by permitting SS&C and its accounting and legal advisors to review the relevant books and records of the Company) in order to facilitate SS&C's review of any written submissions provided to it pursuant to the preceding clause or its assessment of the validity or amount of any claim against it arising from such a failure or alleged failure; (vii) the Company shall not with respect to any claim of the IRS or any policyholder that would give rise to a claim for indemnification against SS&C (a) compromise or settle any claim, (b) accept any adjustment on audit, or (c) forego any allowable judicial appeals, without the express written consent of SS&C, which shall not be unreasonably withheld, provided that the Company shall not be required to appeal any adverse judicial decision unless SS&C shall have provided an opinion of independent counsel to the effect that a reasonable basis (consistent with Formal Opinion 85-352 of the American Bar Association) exists for taking such appeal; and (viii) SS&C shall have no liability as a result of such failure or alleged failure if the Company fails to comply with any of the foregoing clauses (i) through (vii). Should SS&C refuse to give its written consent to any compromise or settlement of any claim or liability hereunder, the Company may, in its discretion, authorize SS&C to act in the name of the Company in, and to control the conduct of, such conferences, discussions, proceedings, contests or appeals and all administrative or judicial appeals thereof, and in that event SS&C shall bear the fees and expenses associated with the conduct of the proceedings that it is so authorized to control.

         For purposes of this Paragraph 6(c), "Final Determination" shall mean, with respect to any claim, a settlement of such claim (including the acceptance of an adjustment proposed by the Internal Revenue Service) or a decision of a court of competent jurisdiction with respect to such claim that has become final after either the (i) exhaustion of allowable appeals or (2) expiration of the time to take any such appeal with respect to the claim.

         7.       Massachusetts Law to Apply.

         This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

         8.       Notices.

         Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to SS&C:

                  Scudder, Stevens & Clark, Inc.
                  Two International Place
                  Boston, Massachusetts  02110
                  (617) 295-2275
                  Attn:  David B. Watts

         If to the Company:

                  Washington National Insurance Company
                  300 Tower Parkway
                  Lincolnshire, IL  60069
                  Attn:  Thomas Scott

         9.       Miscellaneous.

         The captions in the Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the day of __________, 1995.


SEAL                                    SCUDDER, STEVENS & CLARK, INC.


                                        By:  ____________________________
                                             David S. Lee
                                             Authorized Officer


SEAL                                    WASHINGTON NATIONAL INSURANCE COMPANY


                                        By:  ____________________________
                                             Name:
                                             Title: